UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Vision Holdings, Inc.

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 25, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024

This proxy statement supplement (this “Supplement”), dated May 3, 2024, supplements and clarifies the definitive proxy statement (the “Proxy Statement”) filed by National Vision Holdings, Inc. (the “Company”) with the Securities and Exchange Commission for the upcoming Annual Meeting. The Company is supplementing the Proxy Statement to clarify the voting standards for the proposals described in the Proxy Statement.

The voting standards applicable to such proposals are included under the headings “Vote Required” and “How Votes are Counted” on pages 72 and 73, respectively, of the Proxy Statement. This information is also included in this Supplement below.

How Votes are Counted (page 72)

Representatives of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as inspectors of election.

With respect to the election of directors (Proposal 1), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the nominees. Votes that are abstentions will not count as a vote “FOR” or “AGAINST” a director because directors are elected by majority voting. Broker non-votes will have no effect on the outcome of Proposal 1.

With respect to the advisory vote to approve the compensation of our named executive officers (Proposal 2), approval of the amendment to the 2017 Omnibus Incentive Plan (Proposal 4), and the approval of the ratification of our independent registered public accounting firm (Proposal 5) you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposals 2 and 4, abstentions will have the effect of a vote “AGAINST” the proposal. For Proposal 2, broker non-votes will have no effect on the outcome of the proposal.

With respect as to the frequency of a non-binding advisory vote to approve the compensation paid to our named executive officers (Proposal 3), you may vote “ONE YEAR,” “TWO YEARS.”, “THREE YEARS” or “ABSTAIN.” Abstentions and broker non-votes are not considered votes cast for any frequency.

Vote Required (page 73)

Under our Bylaws, directors are elected by a majority of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (meaning that for Proposal 1, the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). There is no cumulative voting.

For Proposals 2, 4 and 5, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. For Proposal 3, the option that receives the highest number of votes will be considered the frequency that has been selected by stockholders. While Proposal 2, the vote on executive compensation, and Proposal 3, the vote on the frequency of the vote on executive compensation, are advisory in nature and non-binding, the Board will review the voting results and intends to take them into consideration when making future decisions regarding executive compensation and the frequency of the vote on executive compensation.

As noted above related to Proposals 2, 4 and 5, the Proxy Statement is hereby supplemented as follows for any other references to the Vote Required applicable to such proposals:

“The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting.”

This supplement should be read in conjunction with the proxy statement. Except as specifically supplemented by the information herein, this supplement does not modify any other information in the Proxy Statement or the Proxy Card as originally filed. Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote by following the instructions on page 73 of the Proxy Statement in the section titled “How to Change or Revoke Your Proxy.” This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.